PATRIARCH, INC.

Registered holder:
Certificate number:
Date of issue:
Number:

Incorporated under the laws of the State of Delaware

Certificate Number    Class    Par Value  Date Of Issue   Number Of Shares
**000**               COMMON    $0.0001

      Capital Stock 100,000,000 Shares $0.0001 Par Value Common Stock

                              PATRIARCH, INC.

THIS CERTIFIES THAT

is the registered holder of         shares of common stock fully paid and
non-assessable in the capital of Bluestone Ventures, Inc., and subject to the Articles of the Company, transferable on the books of the Company by the registered holder in person, or by Attorney duly authorized in writing, upon surrender of the Certificate properly endorsed.

                 IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized officer(s)


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                 President


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                 Secretary